UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2009

BEYOND COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52490	98-0512515
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9029 South Pecos
Suite 2800
Henderson, Nevada 89074
(Address of principal executive offices, including zip code)

(702) 463-7000
(Registrant’s telephone number, including area code)

Copies to:

Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement
Item 2.01             Completion of Acquisition or Disposition of Assets

Asset Purchase Agreement

On October 9, 2009, Beyond Commerce, Inc.  (the “Company”) and its wholly-owned subsidiary, LocalAdLink, Inc. (the “Sub”) entered into an asset purchase agreement (the “Agreement”) with OmniReliant Holdings, Inc. (“Omni”) whereby the Company and the Sub sold the LocalAdLink Software (“LAL”), including source codes, as updated, the LAL name rights, and the LAL trademark, as well as any additional third party codes that has been modified or integrated into the source codes to enable the business process operations of LAL, including but not limited to the domain URL assets (collectively, the “Software”) to Omni in consideration for which Omni forgave $4,000,000 worth of debt in the form of surrendered original issue discount convertible debentures and surrendered for cancellation, warrants to purchase 18, 321,037shares of the Company’s common stock. Additionally, as further consideration for the asset purchase, Omni agreed to extend the maturity date on all remaining original issue discount convertible debentures it holds that were issued by the Company until October 9, 2010 with an interest rate of 10%.

Securities Purchase Agreement

On October 9, 2009 (the “First Closing Date”), the Company entered into a Securities Purchase Agreement (the “ Purchase Agreement”) with Zurvita Holdings Inc. (“Zurvita”), pursuant to which the Zurvita agreed to purchase an aggregate of 8,000,000 shares of common stock of the Company at a price per share of $0.10 for aggregate consideration of $800,000.  The closing of the transaction was subject to certain conditions, including but not limited to, the acquisition of certain software assets the Company by Omni (as described more fully above) and the Zurvita’s entry into a license agreement with Omni covering such software.

Pursuant to the terms of the Purchase Agreement, on the First Closing Date, the Zurvita purchased 3,000,000 shares of common stock.  In addition, Zurvita agreed to purchase an additional 2,000,000 shares on the date on which Zurvita is able to sell ads (the “Second Closing Date”). Zurvita agreed to acquire 1,000,000 shares on October 23, 2009 (the “Third Closing Date”) and 2,000,000 shares on the date on which the entire sales, operational and technical transition has taken place allowing Omni and Zurvita to operate independently on their own platform, which shall occur no later than November 1, 2009.

Item 3.02             Unregistered Sale of Equity Securities

See Item 1.01 “Securities Purchase Agreement”, above.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1 10.2	Asset Purchase Agreement, dated October 9, 2009 Securities Purchase Agreement, dated October 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Beyond Commerce, Inc.

Date: October 16, 2009	By:	/s/ Mark Noffke
Mark Noffke
Chief Financial Officer